Exhibit 10.7
CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.
EXECUTION COPY

AMENDMENT NUMBER FOUR
to the
MASTER REPURCHASE AGREEMENT
Dated as of October 17, 2019,
among
ROCKET MORTGAGE, LLC (f/k/a QUICKEN LOANS, LLC),
MORGAN STANLEY BANK. N.A.
and
MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC

This AMENDMENT NUMBER FOUR (this “Amendment Number Four”) is made this 2nd day of August, 2021, among ROCKET MORTGAGE, LLC (f/k/a QUICKEN LOANS, LLC), a Michigan limited liability company, as seller (“Seller”), MORGAN STANLEY BANK, N.A., a national banking association, as buyer (“Buyer”), and MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC, a New York limited liability company, as agent for Buyer (“Agent”), to the Master Repurchase Agreement, dated as of October 17, 2019, among Seller, Buyer and Agent, as such agreement may be further amended from time to time (the “Agreement”).
RECITALS
WHEREAS, Seller, Buyer and Agent have agreed to amend the Agreement, as more specifically set forth herein; and
WHEREAS, as of the date hereof, Seller represents to Buyer and Agent that Seller is in full compliance with all of the terms and conditions of the Agreement and each other Program Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Program Document.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:
Section 1.Amendments. Effective as of August 2, 2021 (the “Amendment Effective Date”),
(a)Section 2(a) of the Agreement is hereby amended by deleting the definitions of Adjusted LIBO Rate and Statutory Reserves in their entirety.
(b)Section 2(a) of the Agreement is hereby amended by amending the definitions of Electronic Tracking Agreement, LIBO Rate, Loan, Margin Call, Margin Deficit, Mortgage, Note, Post-Default Rate, Pricing Rate, Records, Responsible Officer, Servicer, Servicing File and Transaction Notice to read in their entirety as follows:
“Electronic Tracking Agreement” shall mean the electronic tracking agreement, dated as of October 17, 2019, by and among Buyer, Agent, Seller, Electronic Agent and

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MERS, as amended by that certain Addendum to Electronic Tracking Agreement for eNotes, dated as of August 2, 2021 (the “eNote Addendum”), by and among Buyer, Agent, Seller, Electronic Agent and MERS and as the same may be further amended, restated, supplemented or otherwise modified from time to time; provided that if no Loans are or will be MERS Loans, all references herein to the Electronic Tracking Agreement shall be disregarded.
“LIBO Rate” shall mean with respect to each day in any period as to which interest payable hereunder is calculated:
(i)    the rate of interest per annum determined for such day, which is equal to the greater of (a) [***} basis points [***] and (b) the offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) as reported on the display designated as “BBAM” “Page DG8 4a” on Bloomberg (or such other display as may replace “BBAM” “Page DG8 4a” on Bloomberg) (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as selected by Buyer (or Agent on behalf of Buyer) in good faith from time to time for purposes of providing quotations of interest rates applicable to U.S. dollar deposits in the London interbank market) for deposits in Dollars with a term equivalent to such period, determined as of approximately 11:00 a.m. (London time); or
(ii)    if the rate referenced in the preceding subsection (i) is not available for such day, the greater of (a) [***] basis points [***] and (b) the rate per annum determined by Buyer (or Agent on behalf of Buyer) in good faith as the rate of interest at which deposits in Dollars for delivery on such day in same day funds in the approximate amount (x) with respect to the Committed Amount, of the Committed Amount, and (y) with respect to the Uncommitted Amount, of all outstanding Transactions in excess of the Committed Amount being entered into or continued by Buyer and with a term and amount comparable to such period and principal amount as would be offered by Buyer’s London Branch to major banks in the London interbank Dollar market at their request at approximately 11:00 a.m. (London time).
“Loan” shall mean a First Lien mortgage loan (including an eMortgage Loan) together with the Servicing Rights thereon, which Custodian has been instructed to hold for Buyer pursuant to the Custodial Agreement, and which Loan includes, without limitation, (i) a Note (including, with respect to any eMortgage Loan, the related eNote), the related Mortgage and all other Loan Documents and (ii) all right, title and interest of Seller in and to the Mortgaged Property covered by such Mortgage.
“Margin Call” shall have the meaning assigned thereto in Section 6(b) hereof.
“Margin Deficit” shall have the meaning assigned thereto in Section 6(b) hereof.

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“Mortgage” shall mean with respect to a Loan, the mortgage, deed of trust or other instrument, which creates a First Lien on either (a) with respect to a Mortgage Loan other than a Cooperative Loan, the fee simple or leasehold estate in such real property or (b) with respect to a Cooperative Loan, the Proprietary Lease and related Cooperative Shares, which in either case secures the Note.
“Note” shall mean, with respect to any Loan, the related promissory note (including, with respect to any eMortgage Loan, the related eNote), together with all riders thereto and amendments thereof or other evidence of such indebtedness of the related Mortgagor. For the avoidance of doubt, with respect to any Loan which is a CEMA Loan, the “Note” with respect to such Loan shall be the CEMA Consolidated Note.
“Post-Default Rate” shall mean, in respect of the Repurchase Price for any Transaction or any other amount under this Agreement, or any other Program Document that is not paid when due to Buyer (whether at stated maturity, by acceleration or mandatory prepayment or otherwise), a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to [***] per annum, plus (a) the Pricing Rate otherwise applicable to such Loan or other amount (which amount shall include the Applicable Margin), or (b) if no Pricing Rate is otherwise applicable, (i) the applicable Index as of any date of determination, plus (ii) the highest amount specified under the definition of Applicable Margin.
“Pricing Rate” shall as of any date of determination be equal to the sum of (a) the greater of (i) the Adjusted Index as of such date of determination, or (ii) [***], plus (b) the Applicable Margin; provided, that Pricing Rate shall be the applicable Post-Default Rate for any Transaction and on any other amount payable by Seller hereunder that shall not be paid in full when due (whether at stated maturity, by acceleration or by mandatory prepayment or otherwise) for the period from and including the due date thereof to but excluding the date the same is paid in full, provided further, that in no event shall such rate exceed the maximum rate permitted by law. The Pricing Rate is calculated on the basis of a 360 day year and the actual number of days elapsed between the Purchase Date and the Repurchase Date.
“Records” shall mean all instruments, agreements and other books, records, and reports and data generated by other media for the storage of information maintained by Seller or any other person or entity with respect to a Purchased Loan. Records shall include, without limitation, the Notes, any Mortgages, the Mortgage Files, the Servicing File, and any other instruments necessary to document or service a Loan that is a Purchased Loan, including, without limitation, the complete payment and modification history of each Loan that is a Purchased Loan; provided that the “Records of an eMortgage Loan include the eMortgage Loan’s related Electronic Records, including the related eNote, rather than their paper equivalents.
“Responsible Officer” shall mean, as to any Person, the chief executive officer, general counsel or, with respect to financial matters, the chief financial officer or

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treasurer of such Person; provided, that in the event any such officer is unavailable at any time he or she is required to take any action hereunder, Responsible Officer shall mean any officer authorized to act on such matter.
“Servicer” shall mean Seller in its capacity as servicer or master servicer of such Loans, any interim servicer for correspondent loans or such other servicer or subservicer as mutually acceptable to Buyer (or Agent on behalf of Buyer) and Seller.
“Servicing File” shall mean with respect to each Loan, the file retained by Seller (in its capacity as Servicer) consisting of all documents that a prudent servicer would have, including copies of all documents necessary to service the Loans. For clarification purposes and without limiting the foregoing, the Servicing File of an eMortgage Loan specifically includes the eMortgage Loan’s related Electronic Records.
“Transaction Notice” shall mean a written request by Seller delivered to Agent to enter into a Transaction hereunder, which may be delivered by Electronic Transmission through Buyer’s FTP site (or through another means acceptable to Buyer) in the form of a Loan Schedule or another form acceptable to Buyer.
(c)Section 2(a) of the Agreement is hereby amended by adding the following new definitions in their proper alphabetical order:
“Adjusted Index” shall mean, with respect to any Transaction, an interest rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1.00%) initially calculated by Buyer to be equal to (i) the applicable Index for such Transaction divided by (ii) 1 minus the Index Reserve Percentage (if any) for such Transaction.
“Agency-Required eNote Legend” shall mean the legend or paragraph required by Fannie Mae or Freddie Mac, as applicable, to be set forth in the text of an eNote, which includes the provisions set forth on Annex 3 to the Custodial Agreement, as may be amended from time to time by Fannie Mae or Freddie Mac, as applicable.
“Authoritative Copy” shall mean, with respect to any eNote, the single, authoritative, unique, identifiable and unalterable authentic version of such eNote that is within the sole Control of the Controller and deposited in an eVault for the benefit of the Controller in a form that is capable of being retained and accurately reproduced for later reference.
“Available Tenor” shall mean, as of any date of determination and with respect to the then-current Index, any tenor for such Index or payment period for interest calculated with reference to such Index, as applicable, that is or may be used for determining the length of a Calculation Period pursuant to this Agreement as of such date.
“Calculation Period” shall mean any period as to which interest is determined hereunder.

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“Control” shall mean, with respect to an eNote, the “control” of such eNote within the meaning of UETA and/or, as applicable, E-Sign, which is established by reference to the MERS eRegistry and any party designated therein as the Controller.
“Control Failure” shall mean, with respect to an eNote, (i) if the Controller status of the eNote shall not have been transferred to Agent, (ii) Agent shall otherwise not be designated as the Controller of such eNote in the MERS eRegistry, (iii) if the eVault shall have released the Authoritative Copy of an eNote in contravention of the requirements of the Custodial Agreement, or (iv) if the Custodian initiated any changes on the MERS eRegistry in contravention of the terms of the Custodial Agreement.
“Controller” shall mean, with respect to an eNote, the party designated in the MERS eRegistry as the “Controller”, and who in such capacity shall be deemed to be “in control” or to be the “controller” of such eNote within the meaning of UETA or E-Sign, as applicable.
“Corresponding Tenor” shall mean, with respect to any Available Tenor, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding Business Day adjustment) as such Available Tenor.
“Daily Simple SOFR” shall mean, for any day, SOFR, with the conventions for this rate (which may include a lookback) being established by Buyer (or Agent on behalf of Buyer) in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans at such times; provided that, if Buyer (or Agent on behalf of Buyer) decides that any such convention is not administratively feasible, then Buyer (or Agent on behalf of Buyer) may establish another convention in its reasonable discretion.
“Delegatee” or “Delegatee for Transfers” or “DFT” shall mean, with respect to an eNote, the party designated in the MERS eRegistry as the “Delegatee” or “Delegatee for Transfers”, and in such capacity is authorized by the Controller to perform certain MERS eRegistry transactions on behalf of the Controller such as Transfers of Control and Transfers of Control and Location.
“Disbursement Agent” shall mean Deutsche Bank National Trust Company, or such other entity appointed by Buyer (or Agent on behalf of Buyer) to act as disbursement agent from time to time, or its successors and permitted assigns.
“Early Opt-in Election” shall mean, if the then-current Index is LIBO Rate, the occurrence of the joint election by Buyer (or Agent on behalf of Buyer) and Seller to trigger a fallback from LIBO Rate.
“Electronic Agent” shall mean MERSCORP Holdings, Inc., or its successor in interest or assigns.

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“Electronic Record” shall mean, as the context requires, with respect to an eMortgage Loan, the related eNote and all other documents comprising the Mortgage File electronically created and that are stored in an electronic format and bearing an “electronic signature” as such term is defined in E-Sign, if any.
“eMortgage Loan” shall mean a Loan, other than an FHA Loan, an RHS Loan or a VA Loan, with respect to which there is an eNote and as to which some or all of the other documents comprising the related Mortgage File may be created electronically (not by traditional paper documentation) and signed electronically (not with a pen and ink signature).
“eNote” shall mean, with respect to any eMortgage Loan, the single, unique and authenticated electronically created, signed, transmitted and stored Note that is a Transferable Record.
“eNote Delivery Requirement” shall have the meaning set forth in Section 3(a) hereof.
“eNote Replacement Failure” shall mean, with respect to an eNote, if the Custodian shall not have complied with the requirements of Section 4(e) of the Custodial Agreement.
“eNote Subservicer” shall mean, with respect to any eNote, the Person identified in the MERS eRegistry for such eNote as the “Subservicer” (if any), and that in such capacity is authorized by the Controller to perform certain MERS eRegistry transactions on behalf of the Controller.
“E-Sign” shall mean the Electronic Signatures in Global and National Commerce Act, codified at 15 U.S.C. § 7001-31, as the same may be supplemented, amended, recodified or replaced from time to time.
“eVault” shall mean an electronic repository established and maintained by Custodian for delivery and storage of eNotes.
“Floor” shall mean, for any transaction under this Agreement, the Index rate floor (which may be zero), if any, provided for in this Agreement with respect to Adjusted Index and LIBO Rate as determined for such transaction.
“Hash Value” shall mean, with respect to an eNote, the unique, tamper-evident digital signature of such eNote that is stored with the MERS eRegistry.
“Index” shall mean initially, LIBO Rate; provided that, if an Index Transition Event or, as the case may be, an Early Opt-in Election and the Index Replacement Date with respect thereto have occurred with respect to LIBO Rate or the then-current Index, then “Index” means the applicable Index Replacement.

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“Index Replacement” shall mean, for any Available Tenor, the first alternative set forth in the order below that can be determined by Buyer (or Agent on behalf of Buyer) on the applicable Index Replacement Date:
(1)the sum of: (a) Term SOFR and (b) the Index Replacement Adjustment with respect thereto;
(2)the sum of: (a) either Daily Simple SOFR and (b) the applicable Index Replacement Adjustment;
(3)the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Index for the applicable Corresponding Tenor and (b) the Index Replacement Adjustment;
(4)the sum of: (a) the alternate rate of interest that has been selected by Buyer (or Agent on behalf of Buyer) as the replacement for the then-current Index for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Index for U.S. dollar denominated secured financings or securitizations relating to the relevant asset class, as applicable at such time and (b) the Index Replacement Adjustment;
provided that, in the case of clause (1) of this definition, such Unadjusted Index Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by Buyer (or Agent on behalf of Buyer) in its reasonable discretion.
If at any time the Index Replacement as determined pursuant to clause (1), (2), (3) or (4) of this definition would be less than the Floor, the Index Replacement will be deemed to be the Floor for the purposes of this Agreement.
“Index Replacement Adjustment” shall mean the first alternative set forth in the order below that can be determined by Buyer (or Agent on behalf of Buyer) as of the Index Replacement Date:
(1)the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected, endorsed or recommended by the Relevant Governmental Body for the applicable Unadjusted Index Replacement;
(2)the spread adjustment (which may be a positive or negative value or zero) that has been selected by Buyer (or Agent on behalf of Buyer) giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Index with the applicable Unadjusted Index Replacement for U.S. dollar denominated secured

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financing or securitization transactions relating to the relevant asset class, as applicable at such time.
“Index Replacement Conforming Changes” shall mean, with respect to any Index Replacement, any technical, administrative or operational changes (including but not limited to changes to the definition of “Business Day,” the definition of “Calculation Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that Buyer (or Agent on behalf of Buyer) decides may be appropriate to reflect the adoption and implementation of such Index Replacement and to permit the administration thereof by Buyer (or Agent on behalf of Buyer) in a manner substantially consistent with market practice (or, if Buyer (or Agent on behalf of Buyer) decides that adoption of any portion of such market practice is not administratively feasible or if Buyer (or Agent on behalf of Buyer) determines that no market practice for the administration of such Index Replacement exists, in such other manner of administration as Buyer (or Agent on behalf of Buyer) determines is reasonably necessary in connection with the administration of this Agreement.
“Index Replacement Date” shall mean the earliest to occur of the following events with respect to the then-current Index:
(1)in the case of clause (1) or (2) of the definition of “Index Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Index (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Index (or such component thereof);
(2)in the case of clause (3) of the definition of “Index Transition Event,” the date of the public statement or publication of information referenced therein; or
(3)in the case of an Early Opt-in Election, the [***] Business Day after the date of the joint election by Buyer (or Agent on behalf of Buyer) and Seller to trigger a fallback from LIBO Rate.
For the avoidance of doubt, (i) if the event giving rise to the Index Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Index Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Index Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Index upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Index (or the published component used in the calculation thereof).
“Index Reserve Percentage” shall mean, for any day during any Calculation Period, the reserve percentage in effect on such day under regulations issued from time to

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time by the Board of Governors of the Federal Reserve System of the United States for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D). The Adjusted Index for each outstanding Transaction shall be adjusted automatically as of the effective date of any change in the Index Reserve Percentage.
“Index Transition Event” shall mean the occurrence of one or more of the following events with respect to the then-current Index:
(1)a public statement or publication of information by or on behalf of the administrator of such Index (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Index (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Index (or such component thereof);
(2)a public statement or publication of information by the regulatory supervisor for the administrator of such Index (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Index (or such component), a resolution authority with jurisdiction over the administrator for such Index (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Index (or such component), which states that the administrator of such Index (or such component) has ceased or will cease to provide all Available Tenors of such Index (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Index (or such component thereof); or
(3)a public statement or publication of information by the regulatory supervisor for the administrator of such Index (or the published component used in the calculation thereof) announcing that all Available Tenors of such Index (or such component thereof) are no longer representative.
For the avoidance of doubt, an “Index Transition Event” will be deemed to have occurred with respect to any Index if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Index (or the published component used in the calculation thereof).
“Location” shall mean, with respect to an eNote, the location of such eNote which is established by reference to the MERS eRegistry.
“Master Servicer” shall mean, with respect to an eNote, the Person that is designated in the MERS® eRegistry as the “Master Servicer”, and that in such capacity is

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authorized by the Controller to perform certain MERS® eRegistry transactions on behalf of the Controller.
“Master Servicer Field” shall mean, with respect to an eNote, the field entitled, “Master Servicer” in the MERS eRegistry.
“MERS eDelivery” shall mean the transmission system operated by the Electronic Agent that is used to deliver eNotes, other Electronic Records and data from one MERS eRegistry member to another using a system-to-system interface and conforming to the standards of the MERS eRegistry.
“MERS eRegistry” shall mean the electronic registry operated by the Electronic Agent that acts as the legal system of record that identifies the Controller and Location of the Authoritative Copy of registered eNotes and the Delegatee, the Master Servicer and the eNote Subservicer (if any) with respect thereto.
“MERS Org ID” shall mean a number assigned by the Electronic Agent that uniquely identifies MERS members, or, in the case of a MERS Org ID that is a “Secured Party Org ID”, uniquely identifies MERS eRegistry members, which assigned numbers for each of Agent, Seller and Custodian have been provided to the parties hereto.
“MERS System” shall mean the mortgage electronic registry system operated and maintained by the Electronic Agent that tracks changes in Mortgage ownership, mortgage servicers and servicing rights ownership interests in Loans.
“Reference Time” with respect to any setting of the then-current Index means (1) if such Index is LIBO Rate, 11:00 a.m. (London time) on the date of such setting, and (2) if such Index is not LIBO Rate, the time determined by Buyer (or Agent on behalf of Buyer) in accordance with the Index Replacement Conforming Changes.
“Relevant Governmental Body” shall mean the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.
“SOFR” shall mean, with respect to any day, the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the Index, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.
“Subservicer Field” shall mean, with respect to an eNote, the field entitled “Subservicer” in the MERS eRegistry.
“Term SOFR” shall mean, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

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“Transfer of Control” shall mean, with respect to an eNote, a MERS eRegistry transfer transaction used to request a change to the current Controller of such eNote.
“Transfer of Control and Location” shall mean, with respect to an eNote, a MERS eRegistry transfer transaction used to request a change to the current Controller and Location of such eNote.
“Transfer of Location” shall mean, with respect to an eNote, a MERS eRegistry transfer transaction used to request a change to the current Location of such eNote.
“Transfer of Servicing” shall mean, with respect to an eNote, a MERS eRegistry transfer transaction used to request a change to the current Master Servicer or Subservicer (if any) of such eNote.
“Transferable Record” shall mean an Electronic Record under E-Sign and UETA that (i) would be a “note” under the applicable version of the Uniform Commercial Code adopted in the jurisdiction where the Electronic Record was executed if the Electronic Record were in writing, (ii) the issuer of the Electronic Record has expressly agreed is a “transferable record”, (iii) bears an “electronic signature” as such term is given meaning under E-Sign and UETA, and (iv) for purposes of E-Sign, relates to a loan secured by real property.
“UETA” shall mean the Uniform Electronic Transactions Act, as adopted in the state where the Mortgaged Property is located, and as may be supplemented, amended or replaced from time to time, any applicable state or local equivalent or similar laws and regulations that is consistent with E-Sign, and any rules, regulations and guidelines promulgated under any of the foregoing.
“Unadjusted Index Replacement” shall mean the applicable Index Replacement excluding the Index Replacement Adjustment with respect thereto.
“Unauthorized Servicing Modification” shall mean, with respect to an eNote, an unauthorized Transfer of Location, an unauthorized Transfer of Servicing or an unauthorized change in any other information, status or data, including, without limitation, a change of the Master Servicer Field or Subservicer Field with respect to such eNote on the MERS eRegistry, initiated by the Master Servicer, eNote Subservicer (if any) or a Vendor of the Master Servicer or eNote Subservicer (if any) with respect to such eNote in the MERS eRegistry, in each case in contravention of the terms of this Agreement; provided that the Location status of such eNote may be transferred pursuant to the written request or instruction of Buyer or Agent (which may be via a Transmittal & Bailment Letter or a Request for Release, in each case, signed by Buyer or Agent) or as otherwise consented to in writing by Buyer or Agent, which may be via email).
“Vendor” shall mean, with respect to an eNote, a party recognized by MERS as a “vendor” authorized to perform certain MERS® eRegistry transactions on behalf of a MERS® eRegistry participant.

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(d)The definition of Eligible Loan in Section 2(a) of the Agreement is hereby amended by deleting the “or” at the end of clause 8 thereof, deleting the “.” at the end of clause 9 and replacing it with a “;”, and by adding the following new clauses 10, 11, 12 and 13 in their proper numerical order immediately following clause 9 thereof:
10.    if such Loan is an eMortgage Loan which is not eligible for sale to (A) Fannie Mae, or was not originated in accordance with the Fannie Mae Guides and/or does not otherwise comply with any other requirements and/or guidelines of Fannie Mae related to eMortgage Loans, eNotes and/or remote online notarization, or (B) Freddie Mac, or was not originated in accordance with the Freddie Mac Guides and/or does not otherwise comply with any other requirements and/or guidelines of Freddie Mac related to eMortgage Loans, eNotes and/or remote online notarization;
11.    if such Loan is an eMortgage Loan that is a CEMA Loan;
12.    unless such eMortgage Loans are acceptable to Fannie Mae or Freddie Mac, if such Loan is an eMortgage Loan that is originated in the state of Texas pursuant to Article XVI, Section 50(a)(6) of the Texas Constitution; or
13.    if such Loan is an eMortgage Loan and Seller, Buyer, Agent, Custodian and Disbursement Agent shall not have amended the Custodial Agreement or entered into an Amended and Restated Custodial and Disbursement Agreement to provide for eMortgage Loans in a form acceptable to Buyer and Agent.
(e)Section 3(a) of the Agreement is hereby amended by adding the following paragraph to the end of Section 3(a):
Notwithstanding anything in any of the Program Documents to the contrary, with respect to any eMortgage Loan and any requirements to deliver the portion of any Mortgage File or any Records with respect to any eMortgage Loan that is an Electronic Record (including, without limitation, pursuant to this Section 3(a) and Sections 3(d)(iii) and 16), Seller shall deliver to Custodian each of Agent’s and Seller’s MERS Org IDs, and shall cause (on or prior to 2:00 p.m. (Eastern Time) on the requested Purchase Date) (i) the Authoritative Copy of the related eNote to be delivered to the eVault via a secure electronic file, (ii) the Controller status of the related eNote to be transferred to Agent, (iii) the Location status of the related eNote to be transferred to Custodian, (iv) the Delegatee status of the related eNote to be transferred to Custodian, and (v) the Master Servicer status of the related eNote to be Seller in its capacity as Servicer, in each case using MERS eDelivery and the MERS eRegistry (collectively, the “eNote Delivery Requirements”). With respect to eMortgage Loans that are Eligible Loans, compliance with the eNote Delivery Requirements shall satisfy the requirements hereunder and under the Custodial Agreement applicable to Loans that are not eMortgage Loans of physical delivery and physical possession of the corresponding Loan Documents for all purposes under the Program Documents.

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(f)Section 3(e) of the Agreement is hereby amended to read in its entirety as follows:
(e)    Anything herein to the contrary notwithstanding, if, on or prior to the determination of any Index:
(i)Buyer (or Agent on behalf of Buyer) determines, which determination shall be conclusive, absent manifest error, if made in good faith and if reasonable, that quotations of interest rates for the relevant deposits referred to in the definition of “Index” in Section 2 are not being provided for the relevant maturities for purposes of determining rates of interest for Transactions as provided herein but that an Index Transition Event has not occurred; or
(ii)it becomes unlawful for Buyer to enter into Transactions with a Pricing Rate based on such Index;
then Buyer (or Agent on behalf of Buyer) shall give Seller prompt notice thereof and, so long as such condition remains in effect, Buyer shall be under no obligation to purchase Loans hereunder, and Seller shall, at its option, either repurchase such Loans subject to outstanding Transactions within [***] days of such notice or pay a Pricing Rate at a rate per annum as determined by Buyer (or Agent on behalf of Buyer) in good faith taking into account, among other factors Buyer (or Agent on behalf of Buyer) deems relevant, the cost to Buyer of purchasing and holding the Loans.
(g)Section 3(f) of the Agreement is hereby amended by adding the following paragraph to the end of Section 3(f):
Whenever under the Program Documents Agent, Buyer or any Repledgee is required or permitted to transfer or release Purchased Loans back to Seller or its designee or to deliver (including delivering physical possession of) any Mortgage File or any Records to Seller in connection with a transfer of Purchased Loans back to Seller or its designee, with respect to eMortgage Loans, and any related requirements to deliver the portion of any Mortgage File or any Records with respect to any eMortgage Loan that is an Electronic Record (including, without limitation, pursuant to this Sections 3(f), 10 and 16), Custodian or Agent, as applicable, shall, as directed by Seller, cause (i) the Controller status of the related eNote to be transferred to Seller or its designee and (ii) the Location status of the related eNote to be transferred to the Person designated by Seller (which may include Custodian, Seller or its designee), and Seller shall cause (x) the Delegatee status of the related eNote to be transferred to the Person designated by Seller (which may include Custodian, Seller or its designee), and (y) the Master Servicer or Subservicer, as applicable, status of the related eNote to be transferred to the Person designated by Seller, in each case using MERS eDelivery and the MERS eRegistry. With respect to eMortgage Loans, compliance with the immediately foregoing requirements shall satisfy the requirements hereunder (if any) applicable to Loans that are not eMortgage Loans of physical delivery and physical possession of the corresponding Loan Documents for all purposes under the Program Documents. Upon such transfer of the

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Mortgage Loans back to Seller or its designee, ownership of each Mortgage Loan, including each document in the related Mortgage File and Records, is vested in Seller or such designee.
(h)Section 3(h)(ii) of the Agreement is hereby amended to read in its entirety as follows:
(ii)shall impose, modify or hold applicable any reserve, special deposit, compulsory advance or similar requirement against deposits or other liabilities held on account of Transactions or extensions of credit by, or any other acquisition of funds in connection with Transactions by, any office of Buyer which is not otherwise included in the determination of the applicable Index hereunder; or
(i)Section 3 of the Agreement is hereby amended by adding the following new Section 3(j) to the end of such Section, to read in its entirety as follows:
(j)    Index Replacement; Index Replacement Conforming Changes; Notices.
(a)Index Replacement. Notwithstanding anything to the contrary herein or in any other Program Document, if:
(i)(A) an Index Transition Event or, as the case may be, an Early Opt-in Election and (B) an Index Replacement Date with respect thereto have occurred prior to the Reference Time in connection with any setting of the then-current Index, then such Index Replacement will replace the then-current Index for all purposes under this Agreement and under any other Program Document in respect of such Index setting and subsequent Index settings without requiring any amendment to, or requiring any further action by or consent of any other party to, this Agreement or any other Program Document; provided that if upon either (A) the occurrence of an Index Transition Event, or (B) in connection with determining the Index Replacement relating to the LIBO Rate, a reasonable determination is made by Buyer (or Agent on behalf of Buyer) that neither of the alternatives under clause (1) or (2) of the definition of Index Replacement are available, the Index Replacement selected under clause (3) or (4) of the definition of Index Replacement will replace the then-current Index for all purposes under this Agreement and under any other Program Document in respect of such Index setting and subsequent Index settings on the thirtieth (30th) calendar day (or if such day is not a Business Day, the next succeeding Business Day) after the date notice of such Index Replacement is provided to Seller without requiring any amendment to, or requiring any further action by or consent of any other party to, this Agreement or any other Program Document, unless prior to such date Seller shall notify Buyer of its election to terminate this Agreement pursuant to clause (c) of this Section 3(j); provided that, for the avoidance of doubt, solely in the event that the then-current Index at the time of such Index Transition Event is not a SOFR-based rate, the Index Replacement therefor shall be determined in

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accordance with clause (1) or (2) of the definition of Index Replacement unless Buyer (or Agent on behalf of Buyer) determines that neither of such alternative rates is available, and, to the extent the Index Replacement is determined in accordance with clause (1) or (2) of the definition of Index Replacement, such Index Replacement will replace the then-current Index for all purposes hereunder and under any Program Agreement in respect of such Index setting and subsequent Index settings without requiring any amendment to, or requiring any further action by or consent of any other party to, this Agreement or any other Program Document, or
(ii)(A) an Index Transition Event or, as the case may be, an Early Opt-in Election and the Index Replacement Date with respect thereto has already occurred prior to the Reference Time for any setting of the then-current Index and as a result the then-current Index is being determined in accordance with clauses (2), (3) or (4) of the definition of “Index Replacement;” and (B) Buyer (or Agent on behalf of Buyer) subsequently determines, that (w) Term SOFR and an Index Replacement Adjustment with respect thereto is or has becomes available and the Index Replacement Date with respect thereto has occurred, (x) there is currently a market for U.S. dollar-denominated transactions utilizing Term SOFR as an Index and for determining the Index Replacement Adjustment with respect thereto, (y) Term SOFR is being recommended as the Index for U.S. dollar-denominated syndicated credit facilities by the Relevant Government Authority and (z) in any event, Term SOFR, the Index Replacement Adjustment with respect thereto and the application thereof is administratively feasible for Buyer (or Agent on behalf of Buyer) (as determined by Buyer (or Agent on behalf of Buyer)), then clause (1) of the definition of “Index Replacement” will, without requiring any amendment to, or requiring any further action by or consent of any other party to, this Agreement or any other Program Document, replace such then-current Index for all purposes hereunder and under any other Program Document in respect of such Index setting and subsequent Index settings on and from the beginning of the next Calculation Period or, as the case may be, Available Tenor so long as Buyer (or Agent on behalf of Buyer) notifies all the parties hereto prior to the commencement of such next Calculation Period or, as the case may be, Available Tenor.
(b)Index Replacement Conforming Changes. In connection with the implementation of an Index Replacement, Buyer (or Agent on behalf of Buyer) will have the right to make Index Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Program Document, any amendments implementing such Index Replacement Conforming Changes will become effective without requiring any further action by or consent of any other party to this Agreement or any other Program Document.
(c)Right to Terminate. Seller may, within [***] days of Buyer’s notification of the Index Replacement other than a SOFR-based rate, (i) give notice to Buyer or Agent of its good faith determination that the Index Replacement is not consistent with the

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successor rate of interest implemented by the majority of financial institutions similar to Buyer for assets similar to the Loans in warehouse facilities in the United States similar to this Agreement and (ii) elect to terminate this Agreement on an elected termination date that is on or after the date the Index Replacement is effective (such date, the “Elected Facility Termination Date”). Upon such termination, (i) Buyer (or Agent on behalf of Buyer) shall promptly refund to Seller the pro-rated portion of any prepaid Commitment Fee relating to any period from (and including) and after the Elected Facility Termination Date and (ii) Seller shall have no further liability for the Commitment Fee, non-utilization fee or Minimum Price Differential Payment or to pay further installments thereof.
(d)Notices; Standards for Decisions and Determinations. Buyer (or Agent on behalf of Buyer) will promptly notify all the parties hereto of (i) any occurrence of (A) an Index Transition Event or, as the case may be, an Early Opt-in Election and (B) the Index Replacement Date with respect thereto, (ii) the implementation of any Index Replacement, and (iii) the effectiveness of any Index Replacement Conforming Changes.
Any determination, decision or election that may be made by Buyer (or Agent on behalf of Buyer) pursuant to this Section, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in Buyer’s (or Agent’s on behalf of Buyer) sole discretion and without consent from any other party to this Agreement or any other Program Document.
(j)Section 9(b)(x) of the Agreement is hereby amended in its entirety to read as follows:
(x)    Either (i) there is no unpaid Margin Call (that is then due and payable and of which Seller has received notice at or before 10:00 a.m. (Eastern Time) on the proposed Purchase Date) at the time immediately prior to entering into a new Transaction; or (ii) if there is an unpaid Margin Call (that is then due and payable and of which Seller has received notice at or before 10:00 a.m. (Eastern Time) on the proposed Purchase Date), (x) Buyer (or Agent on behalf of Buyer) has provided Seller with written consent (which may be via electronic transmission) to enter into Transactions on such Business Day notwithstanding the existence of such unpaid Margin Call, and (y) Buyer (or Agent on behalf of Buyer) has not revoked the consent identified in clause (ii)(x) above;
(k)The first paragraph of Section 10 of the Agreement is hereby deleted and replaced in its entirety with the following:
Upon timely payment in full of the Repurchase Price and all other Obligations (if any) then owing with respect to a Purchased Loan, unless a Default or Event of Default shall have occurred and be continuing, then (a) (i) Buyer shall be deemed to have terminated and released any security interest that Buyer may have in such Purchased

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Loan and any Purchased Items solely related to such Purchased Loan, and (ii) with respect to any eMortgage Loan, Agent shall initiate a Transfer of Location and a Transfer of Control of the eNotes as may be requested by Seller or its designees and Seller or its designees shall cause to be initiated a transfer of Delegatee and Master Servicer or Subservicer, as applicable, with respect thereto, in each case using MERS eDelivery and the MERS eRegistry, and (b) with respect to such Purchased Loan, Buyer (or Agent on behalf of Buyer) shall direct Custodian to release such Purchased Loan and any Purchased Items solely related to such Purchased Loan to Seller unless such release and termination would give rise to or perpetuate a Margin Deficit. Except as set forth in Section 16, Seller shall give at least one (1) Business Day’s prior written notice to Buyer and Agent if such repurchase shall occur on any date other than the Repurchase Date in Section 3(f).
(l)Section 12(t) of the Agreement is hereby deleted and replaced in its entirety with the following:
(t)    Origination and Acquisition of Loans. The Loans were originated or acquired by Seller, and the origination and collection practices used by Seller or Qualified Originator, as applicable, with respect to the Loans, including, but not limited to, requirements related to remote online notarization, have been, in all material respects, legal, proper, prudent and customary in the residential mortgage loan origination and servicing business, and in accordance with the applicable Underwriting Guidelines or the Agency Guidelines. With respect to Loans acquired by Seller, all such Loans are in conformity with the applicable Agency Guidelines. Each of the Loans complies in all material respects with the representations and warranties listed in Schedule 1 to this Agreement.
(m)Section 12(x) of the Agreement is hereby deleted and replaced in its entirety with the following:
(x)    MERS; MERS eRegistry. Seller is a member of MERS in good standing. Seller is a MERS® eRegistry Participant and is in compliance in all material respects with the provisions of the MERS® eRegistry Addendum and MERS® eRegistry Procedures Manual.
(n)Section 13 of the Agreement is hereby amended by adding the following new clauses (gg) and (hh) in their proper alphabetical order immediately following clause (ff) thereof:
(gg)    MERS; MERS eRegistry.
(i)    Seller, including in its capacity as Servicer, is a member of MERS in good standing. Following the occurrence of an Event of Default, Seller shall, or shall cause the Servicer to, follow all instructions provided by Buyer or Agent with respect to any MERS Loans that are Purchased Loans, including without limitation, the removal of Purchased

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Loans from MERS and assignment out of MERS, within two (2) Business Days of receipt of instructions from Buyer or Agent.
(ii)    Seller, including in its capacity as Servicer, is and shall remain a MERS® eRegistry Participant with respect to each eMortgage Loan that is a Purchased Loan and is and shall remain in compliance in all material respects with the provisions of the MERS® eRegistry Addendum and MERS® eRegistry Procedures Manual in connection with the maintenance of the related eNotes that are Purchased Loans on the MERS eRegistry.
(hh)    eMortgages. Seller shall immediately notify Buyer and Agent upon becoming aware of any Control Failure, eNote Replacement Failure or Unauthorized Servicing Modification with respect to eNotes that are Purchased Loans, other than with respect to any such Control Failure, eNote Replacement Failure or Unauthorized Servicing Modification (i) related to eNotes that are Purchased Loans with an aggregate Purchase Price that is less than $3,000,000 and (ii) that is due to an administrative error that is promptly cured.
(o)Section 16 of the Agreement is hereby deleted and replaced in its entirety with the following:
16.    SUBSTITUTION
Seller may, subject to agreement with and acceptance by Buyer upon one (1) Business Day’s notice, substitute other assets, including U.S. Treasury Securities, which are substantially the same as the Purchased Loans (the “Substitute Loans”) for any Purchased Loans. Such substitution shall be made by transfer to Buyer of such Substitute Loans and transfer to Seller of such Purchased Loans (the “Reacquired Loans”) along with the other information to be provided with respect to the applicable Substitute Loan as described in the form of Transaction Notice. Upon substitution, the Substitute Loans shall be deemed to be Purchased Loans, the Reacquired Loans shall no longer be deemed Purchased Loans, Buyer shall be deemed to have terminated any security interest that Buyer may have had in the Reacquired Loans and any Purchased Items solely related to such Reacquired Loans, with respect to any Reacquired Loans that are eMortgage Loans, Agent shall initiate a Transfer of Location and a Transfer of Control of the eNotes and Seller or its designees shall cause to be initiated a transfer of Delegatee and Master Servicer or Subservicer, as applicable, status with respect thereto as may be directed by Seller or its designees, in each case using MERS eDelivery and the MERS eRegistry, and Buyer shall transfer any such Reacquired Loans and related Purchased Items to Seller unless such termination and release would give rise to or perpetuate an unpaid, due and payable Margin Call. Concurrently with any termination and release described in this Section 16, Buyer shall execute and deliver to Seller upon request and Buyer hereby

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authorizes Seller to file and record such documents as Seller may reasonably deem necessary or advisable in order to evidence such termination and release.
(p)The proviso at the end of Section 19(a)(i)(A) of the Agreement is hereby deleted and replaced in its entirety with the following:
; provided, however, in the event that Seller repurchases any Purchased Loan pursuant to this Section 19(a)(i), Buyer shall deliver to Seller any and all original papers, records and files relating to such Purchased Loan then in its possession and/or control and with respect to any such Purchased Loan that is an eMortgage Loan, Agent shall initiate a Transfer of Location and a Transfer of Control of the eNotes and Seller or its designees shall cause to be initiated a transfer of Delegatee and Master Servicer or Subservicer, as applicable, status with respect thereto as may be directed by Seller or its designees, in each case using MERS eDelivery and the MERS eRegistry.
(q)Section 19(c) of the Agreement is hereby deleted and replaced in its entirety with the following:
(c)    Buyer shall have the right to obtain physical possession of the Servicing Records and all other files of Seller relating to the Purchased Loans and all documents relating to the Purchased Loans (in each case, other than Electronic Records) which are then or may thereafter come into the possession of Seller or any third party acting for Seller and Seller shall deliver to Buyer such assignments as Buyer shall request; provided that if such records and documents also relate to mortgage loans other than the Purchased Loans, Buyer shall have a right to obtain copies of such records and documents, rather than originals.
(r)Section 20 of the Agreement is hereby amended by adding the following sentence to the end thereof:
Neither (x) the failure of Buyer (or Agent on behalf of Buyer), on any one or more occasions, to exercise its rights hereunder with respect to a Margin Deficit nor (y) the election of Buyer (or Agent on behalf of Buyer), on any one or more occasions, to enter into Transactions notwithstanding the existence of an unpaid Margin Call in accordance with Section 9(b)(x)(ii) herein, shall change or alter the terms and conditions to which this Agreement is subject or limit the right of Buyer (or Agent on behalf of Buyer) to exercise its rights hereunder with respect to such Margin Deficit at a later date.
(s)Section 21 of the Agreement is hereby amended by deleting the Buyer’s, the Agent’s and Seller’s notice information in its entirety and replacing it with the following:
If to Buyer:
Morgan Stanley Bank, N.A.
[***]
Attention: [***]

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Telephone: [***]
Fax: [***]
Email: [***]

With a copy to:
[***]
With a copy to:
Morgan Stanley Mortgage Capital Holdings LLC.
[***]
Attention: [***]
Telephone: [***]
Fax: [***]
Email: [***]

If to Agent:
Morgan Stanley Mortgage Capital Holdings LLC
[***]
Attention: [***]
Telephone: [***]
Fax: [***]
Email: [***]

With a copy to:
Morgan Stanley Bank, N.A.
[***]
Attention: [***]
Telephone: [***]
Fax: [***]
Email: [***]

If to Seller:
Rocket Mortgage, LLC
1050 Woodward Ave.
Detroit, Michigan 48226-1906
Attention: [***]
Telephone: [***]
Fax: [***]
Email: [***]

With a copy to:

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Rocket Mortgage, LLC
1050 Woodward Ave.
Detroit, Michigan 48226-1906
Attention: [***]
Telephone: [***]
Fax: [***]
Email: [***]

(t)Section 24 of the Agreement is hereby amended by deleting the reference to “Repurchase Documents” therein and replacing it with Program Documents.
(u)The Agreement is hereby amended by adding the following new Section 47 thereto to read in its entirety as follows:
47.    ERRONEOUS PAYMENTS
(a)    Each Buyer hereby agrees that (x) if Agent notifies such Buyer that Agent has determined that any funds received by such Buyer from Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Buyer (whether or not known to such Buyer) (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Buyer shall promptly, but in no event later than one (1) Business Day thereafter, return to Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds in Dollars, and if such Buyer fails to return the amount of any such Erroneous Payment (or portion thereof) to Agent by such Business Day, such Buyer shall also pay Agent interest thereon in respect of each day after such Business Day to the date such amount is repaid to Agent in same day funds at a rate determined by Agent in accordance with banking industry rules on interbank compensation from time to time in effect and (y) to the extent permitted by applicable law, such Buyer shall not assert any right or claim to the Erroneous Payment, and hereby waives, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by Agent for the return of any Erroneous Payments received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine. A notice of Agent to any Buyer under this subsection (a) shall be conclusive, absent manifest error.
(b)    Without limiting the immediately preceding clause (a), each Buyer hereby further agrees that if it receives an Erroneous Payment from Agent (or any of its Affiliates) (i) that is in a different amount than, or on a different date from, that which is required to be paid to such Buyer pursuant to the terms hereof or that which is specified in a notice of payment sent by Agent (or any of its Affiliates) with respect to such Erroneous Payment (a “Erroneous Payment Notice”), (ii) that was not preceded or accompanied by an Erroneous Payment Notice, or (iii) that such Buyer otherwise becomes aware was transmitted, or received, in error or mistake (in whole or in part), in each case, an error has been made with respect to such Erroneous Payment, and to the

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extent permitted by applicable law, such Buyer shall not assert any right or claim to the Erroneous Payment, and hereby waives, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by Agent for the return of any Erroneous Payments received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine. Each Buyer agrees that, in each such case, it shall promptly (and, in all events, within one (1) Business Day of its actual knowledge of such error) notify Agent of such occurrence and, upon demand from Agent, it shall promptly, but in all events no later than one (1) Business Day thereafter, return to Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds in Dollars, and if such Buyer fails to return the amount of any such Erroneous Payment (or portion thereof) to Agent by such Business Day, such Buyer shall also pay Agent interest thereon in respect of each day after such Business Day to the date such amount is repaid to Agent in same day funds at a rate determined by Agent in accordance with banking industry rules on interbank compensation from time to time in effect. Each Buyer further authorizes and agrees that in the event an Erroneous Payment (or portion thereof) is not recovered from such Buyer that has received such Erroneous Payment (or portion thereof) and Agent has received amounts that are due and owing to such Buyer which Agent is required to remit to such Buyer, Agent may offset such amounts by the equivalent amount of Erroneous Payments received by such Buyer and, as applicable, return such amounts to the applicable payor.
(c)    Seller hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Buyer that has received such Erroneous Payment (or portion thereof) for any reason, Agent shall be subrogated to all the rights of such Buyer with respect to such amount, and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by Seller, except to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Agent from Seller for the purposes of satisfying an Obligation.
(d)    Each party’s obligations under this Section 47 shall survive the resignation or replacement of Agent, the termination of the Agreement or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Program Document.
(v)The first sentence of the loan level representation in Schedule 1, paragraph (d) of the Agreement is hereby deleted and replaced in its entirety with the following:
(d)    Original Terms Unmodified. The terms of the Note and Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination except by a written instrument or Electronic Record which has been recorded, if necessary to protect the interests of Buyer, and which has been delivered as required by this Agreement to Custodian or to such other Person as Buyer shall designate in writing, and the terms of which are reflected in the Loan Schedule.

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(w)The loan level representation in Schedule 1, paragraph (j) of the Agreement is hereby deleted and replaced in its entirety with the following:
(j)    Validity of Mortgage Documents. The Note and the Mortgage and any other agreement executed and delivered by a Mortgagor in connection with a Loan are genuine (or in the case of an eNote, the copy of the eNote transmitted to Custodian’s eVault is the Authoritative Copy), and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms, subject to bankruptcy, insolvency, moratorium, reorganization and other laws of general application affecting the rights of creditors and by general equitable principles. All parties to the Note, the Mortgage and any other such related agreement had legal capacity to enter into the Loan and to execute and deliver the Note, the Mortgage and any such agreement, and the Note, the Mortgage and any other such related agreement have been duly and properly executed by other the applicable related parties. No fraud or error, omission, misrepresentation, negligence or similar occurrence with respect to a Loan has taken place on the part of any Person, including without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination or servicing of the Loan or in any mortgage or flood insurance, if applicable, in relation to such Loan. Seller has reviewed all of the documents constituting the Mortgage File and has made such inquiries as they deem necessary to make and confirm the accuracy of the representations set forth herein.
(x)The loan level representation in Schedule 1, paragraph (z) of the Agreement is hereby deleted and replaced in its entirety with the following:
(z)    Delivery of Mortgage Documents. The Note, the Mortgage, the Assignment of Mortgage (other than for a MERS Loan) and any other documents required to be delivered to the Custodian under the Custodial Agreement for each Loan (other than Wet-Ink Loans) have been delivered to Custodian. Seller is, or an agent of Seller is, in possession of a complete, true and materially accurate Mortgage File in compliance with the Custodial Agreement, except for such documents the originals (or Authoritative Copies) of which have been delivered to Custodian and except as otherwise provided in the Custodial Agreement.
(y)The loan level representation in Schedule 1, paragraph (lll) of the Agreement is hereby amended by adding the following at the end of such paragraph:
No CEMA Loan is an eMortgage Loan.
(z)Schedule 1 of the Agreement is hereby amended by adding the following new paragraphs (mmm), (nnn) and (ooo) in their proper alphabetical order immediately following paragraph (lll) thereof:
(mmm)    eNote Legend. If the Mortgage Loan is an eMortgage Loan, the related eNote contains the Agency-Required eNote Legend.

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(nnn)    eNotes. With respect to each eMortgage Loan, immediately prior to the sale to Buyer hereunder of such eMortgage Loan, Seller is registered on the MERS eRegistry as the Controller of the related eNote designated to MERS, and the related eNote satisfies all of the following criteria:
i.    the eNote bears a digital or electronic signature;
ii.    the Hash Value of the eNote indicated in the MERS eRegistry matches the Hash Value of the eNote as reflected in the eVault;
iii.    there is a single Authoritative Copy of the eNote, as applicable and within the meaning of Section 9-105 of the UCC or Section 16 of the UETA or Section 7021 of E-Sign, as applicable, that is held in the eVault;
iv.    the Location status of the eNote on the MERS eRegistry reflects the MERS Org ID of the Custodian;
v.    the Controller status of the eNote on the MERS eRegistry reflects the MERS Org ID of Agent;
vi.    the Delegatee status of the eNote on the MERS eRegistry reflects the MERS Org ID of Custodian;
vii.    the Master Servicer Field status of the eNote on the MERS eRegistry reflects the MERS Org ID of Seller in its capacity as Servicer until being changed in connection with a permitted Transfer of Control to Seller, a Takeout Investor or a designee of Seller;
viii.    the Subservicer Field status of the eNote on the MERS eRegistry is blank;
ix.    there is no Control Failure, eNote Replacement Failure or Unauthorized Servicing Modification with respect to such eNote;
x.    the eNote is (A) a valid and enforceable Transferable Record or (b)(i) acceptable to Fannie Mae or Freddie Mac and (ii) comprises “electronic chattel paper”, a “general intangible” or a “payment intangible” within the meaning of the UCC;
xi.    there is no defect with respect to the eNote that would result in Agent having less than full rights, benefits and defenses of “Control” (within the meaning of the UETA or the UCC, as applicable) of the Transferable Record;
xii.    there is no paper copy of the eNote in existence nor has the eNote been papered-out;

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xiii.    the eNote is enforceable under the laws of the jurisdiction where it was executed;
xiv.    Seller has complied in all material respects with the rules and procedures of MERS in connection with the servicing of all Purchased Loans that are registered with MERS and, with respect to Purchased Loans that are eMortgage Loans, the maintenance of the related eNotes on the MERS eRegistry for as long as such Purchased Loans are so registered; and
xv.    With respect to each Loan that was originated using remote online notarization, upon Buyer’s or Agent’s request, Seller shall provide Buyer and Agent with a copy of any recordings of such remote online notarizations by any applicable county recorder in the county in which the Mortgaged Property is located, if such documentation is recorded, and ensure that any such recordings will be transferred to, or available for access by, Buyer and Agent or their respective designees upon the occurrence of a Default hereunder.
(aa)Schedule 12(c) of the Agreement is hereby deleted in its entirety and replaced with Exhibit A attached hereto.
Section 2.Seller Name Change. Seller has publicly announced that as of July 31, 2021, it has formally changed its name from Quicken Loans, LLC to Rocket Mortgage, LLC. It is expressly agreed that no amendments to this Agreement or any other Program Document shall be required in connection with such change of the Seller’s name; provided that any Uniform Commercial Code financing statements filed in connection with the Program Documents shall be amended to the extent, and within the timeframe, required by the Uniform Commercial Code. Following the effective date of such name change by the Seller, all references in the Program Documents to Quicken Loans, LLC shall be deemed to refer to Rocket Mortgage, LLC. Promptly following the date hereof, Seller agrees to deliver to Buyer and Agent:
(a)    an executed Officer’s Certificate of Rocket Mortgage, LLC certifying the name change, together with documentation as to the name change reasonably required by the Buyer and a Certificate of Good Standing of Rocket Mortgage, LLC; and

(b)    an executed Power of Attorney in the form required under the Agreement from Rocket Mortgage, LLC.

Section 3.Defined Terms. Any terms capitalized but not otherwise defined herein shall have the respective meanings set forth in the Agreement.
Section 4.Effectiveness. This Amendment Number Four shall become effective as of the date that the Agent shall have received:
(a)counterparts hereof duly executed by each of the parties hereto,

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(b)counterparts of that certain Amendment Number Three to the Pricing Side Letter, dated as of the date hereof, duly executed by each of the parties thereto, and
(c)counterparts of that certain Addendum to Electronic Tracking Agreement for eNotes.
Section 5.Fees and Expenses. Seller agrees to pay to Buyer and Agent all reasonable, documented out of pocket costs and expenses incurred by Buyer or Agent in connection with this Amendment Number Four (including all reasonable fees and out of pocket costs and expenses of Buyer’s or Agent’s legal counsel) in accordance with Section 25 of the Agreement.
Section 6.Representations. Seller hereby represents to Buyer and Agent that as of the date hereof, Seller is in full compliance with all of the terms and conditions of the Agreement and each other Program Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Program Document.
Section 7.Binding Effect; Governing Law. THIS AMENDMENT NUMBER FOUR SHALL BE BINDING AND INURE TO THE BENEFIT OF THE PARTIES HERETO AND THEIR RESPECTIVE SUCCESSORS AND PERMITTED ASSIGNS. THIS AMENDMENT NUMBER FOUR SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT FOR SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL GOVERN).
Section 8.Counterparts. This Amendment Number Four may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. The parties intend that faxed signatures, electronically imaged signatures such as .pdf files and electronic signatures shall constitute original signatures and are binding on all parties.
Section 9.Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment Number Four need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.
[Signature Page Follows]

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IN WITNESS WHEREOF, Seller, Buyer and Agent have caused this Amendment Number Four to be executed and delivered by their duly authorized officers as of the Amendment Effective Date.
ROCKET MORTGAGE, LLC (f/k/a QUICKEN LOANS, LLC.)
(Seller)

By: /s/ Robert P Wilson
Name: Rob Wilson
Title: Treasurer

MORGAN STANLEY BANK, N.A.
(Buyer)

By: /s/ Todor Glogov
Name: Todor Glogov
Title: Authorized Signatory

MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC
(Agent)

By: /s/ Michael Calandra
Name: Michael Calandra
Title: Authorized Signatory

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EXHIBIT A

Schedule 12(c)

Litigation

(attached)
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I.Standard Business Litigation

As a residential mortgage lender originating, closing and servicing loans in all 50 states, Quicken Loans, LLC may, at any point in time, be named as a party to dozens of legal proceedings which arise in the ordinary course of business, such as actions alleging improper lending practices, improper servicing, quiet title actions, improper foreclosure practices, violations of consumer protection laws, etc. In many of these actions, Quicken Loans may not be the real party of interest, but it may appear in the pleadings because it is in the chain of title to property over which there may be a dispute. In other cases, such as lien avoidance cases brought in bankruptcy, Quicken Loans is insured by title insurance and the case is turned over to the title insurer who tenders our defense.
As to other matters that arise in the ordinary course, management does not believe that the amount of liability, if any, for any of the pending matters individually or in the aggregate will materially affect Quicken Loans’ consolidated financial position. However, litigation can have a significant effect on Quicken Loans for other reasons such as defense costs, diversion of management focus and resources, and other factors. To the best of Quicken Loans’ information and belief, there are no outstanding judgments, liens or orders that have not been satisfied.

II.Non-Standard Business Litigation

Case Title	Court	Case Number	Nature of Action	Description of Claims	Date Served
Phillip Alig, et al. v. Quicken Loans Inc., et al.	US Court of Appeals for the Fourth Circuit	11-c-428	Lender Liability	Class action lawsuit alleging violation of state consumer protection statutes for including the homeowners’ estimated home values on appraisal order forms.	06/25/2012
Erik Mattson v. Quicken Loans Inc., et al.	US District Court for the District of Oregon	3:17-cv-01840	Consumer Protection
Putative class action alleges violations of the Telephone Consumer Protection Act by claiming, among other things, that: (a) QL called him, without express consent, even though his number was on the national DNC list; and (b) QL called him without having the proper procedures in place for maintaining an internal do not call list.
11/29/2017
Uzezi Ajomale v. Quicken Loans, Inc. and Corelogic Credco, LLC	US Court of Appeals for the Eleventh Circuit	20-12952	Fair Credit Reporting Act
Putative class action alleging Quicken Loans failed to provide plaintiff (and a class of others) with a credit score disclosure notice as required by the Fair Credit Reporting Act.

* This case was dismissed by the district court and affirmed on appeal (in QL’s favor), but deadlines for further appeal have not expired.

12/15/2017
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HouseCanary, Inc. v. Quicken Loans Inc., One Reverse Mortgage, LLC, and In-House Realty LLC	US District Court for the Western District of Texas, San Antonio Division	5:18-cv-00519	Intellectual Property	Lawsuit alleging that Quicken Loans (and the other defendants) misappropriated HouseCanary’s trade secret information and used the purported trade secrets to their advantage.	03/21/2018
Amanda Hill v. Quicken Loans Inc.	US District Court for the Central District of California	5:19-cv-00163	Consumer Protection
Putative class action that alleges Quicken Loans violated the Telephone Consumer Protection Act by: (a) texting Plaintiff (and a class of others), without consent, through the use of an automatic telephone dialing system; and (b) texting Plaintiff (and a class of others) after the individual revoked consent.
01/28/2019
Richard Winters v. Quicken Loans Inc.	US District Court for the District of Arizona	2:20-cv-00112	Consumer Protection
Putative class action that alleges Quicken Loans violated the Telephone Consumer Protection Act by calling Plaintiff (and a class of others), without consent or after revoking consent, through the use of an automatic telephone dialing system or an artificial or prerecorded voice.
01/23/2020
Samuel Voss v. Quicken Loans LLC and MERS	US District Court, Southern District of Ohio	1:20-cv-00756-SJD	Consumer Protection	Putative statewide class action alleges Ohio statutory violations for failing to timely file mortgage discharges.	08/24/2020
Donna Carter v. Quicken Loans, LLC	US District Court, District of Massachusetts	20-11898	Consumer Protection	Putative statewide class action that alleges Quicken Loans violated Massachusetts state law by placing more than two calls to clients in a seven-day period for purposes of debt collection.	09/23/2020
Suzanne Viscuso v. Quicken Loans, Inc.	Richland County Circuit Court, South Carolina	2021-CP-4001216	Consumer Protection	Putative statewide class action alleging data breach and consumer protection violations for email disclosures.	03/22/2021
Mark Jordan, et al. v. Quicken Loans Inc., et al.	Brooke County Circuit Court, West Virginia	19-C-27	Lender Liability/Consumer Protection	Class action lawsuit alleging violation of state consumer protection statutes for charging illusory appraisal management fee.	05/10/2021

III.Regulatory and Administrative Matters

As a non-depository mortgage company, Quicken Loans is regulated by and subject to various state agencies that oversee and regulate mortgage lending and the activities of bank and/or non-bank financial institutions. These state agencies are generally authorized to: issue licenses or registrations where state law requires; conduct periodic on-site or remote audits or examinations of the regulated institution’s books, files and practices; investigate consumer complaints; issue findings of audit or compliance variances that may require refunds to borrowers for charges beyond those permitted under the state’s laws
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or regulations; assess fines or penalties if administrative rules are not adhered to, and/or require other corrective actions to be taken.
These agencies also have the authority to seek revocation of an institutions or individual’s license or registration to operate as a mortgage lender or loan originator in the state. In the ordinary course of business and in any given year, Quicken Loans participates in and responds to numerous regular periodic state examinations. If the state agency issues a finding, Quicken Loans may dispute that finding or attempt to reconcile any differences of opinion. In other instances, Quicken Loans may undertake corrective action before being required to do so by the state regulator. In some states, the state’s attorney general may also investigate consumer complaints regarding mortgage lending and issue subpoenas, commence informal inquiries or formal investigations. As a licensed mortgage company Quicken Loans is, in the ordinary course of business, subject to such inquiries and investigations. Although Quicken Loans may currently be subject to various state examinations and consumer complaint inquiries, management does not believe the outcomes of these examinations or inquiries, individually or in the aggregate, will materially affect Quicken Loans consolidated financial position or operations.

Dated: July 12, 2021
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